Exhibit 10.15

AMENDMENT NO. 2
to the
EMPLOYMENT AGREEMENT

AMENDMENT ("Amendment No. 2"), effective as of the 29th day of March 2015, by and between Ralph Lauren Corporation, a Delaware corporation (the "Company"), and Valerie Hermann (the "Executive").

WHEREAS, the Executive is party to an Employment Agreement by and between the Company and the Executive with an effective date of April 7, 2014, as amended June 24, 2014 (the "Employment Agreement"); and

WHEREAS, the Company and the Executive wish to amend the Employment Agreement in certain respects;

NOW, THEREFORE, intending to be bound, the parties hereby agree as follows.

1.
The third paragraph in the "One-Time Sign-On Awards" section of Exhibit 1 to the Employment Agreement is amended to add the following additional sentence, effective as of the date set forth above: "For all equity awards beginning in Fiscal 2016, the conversion of annual grant value shall be based on the Fair Market Value on the applicable grant date, as approved by the Compensation Committee."

2.
Except as amended and/or modified by this Amendment No. 2, the Employment Agreement is hereby ratified and confirmed and all other terms of the Employment Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment No. 2.

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IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be duly executed and the Executive has hereunto set her hand, effective as of the date first set forth above.

RALPH LAUREN CORPORATION

By:	/s/ Mitchell Kosh
Mitchell Kosh
Title: Executive Vice President, Chief Administrative Officer

Date: April 27, 2015

EXECUTIVE

/s/ Valerie Hermann
Valerie Hermann

Date: April 24, 2015

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